Exhibit 10.12

SUBSCRIPTION AGREEMENT

The undersigned, DEVELOPMENT CAPITAL VENTURES, L.P. (the “Investor”), hereby agrees with DPAC Technologies Corp., a California corporation (the “Company”), as follows:

1.	Investor hereby purchases Twenty Thousand (20,000) shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), without par value (the “Preferred Stock”) of the Company at a price per share of $100.00, and agrees to pay to the Company on the date hereof a total purchase price of $2,000,000.00 (the “Purchase Price”), by wire transfer.

2.	Investor acknowledges, represents and warrants to the Company as follows:

(a) Investor understands that neither the Preferred Stock nor the common stock, without par value (the “Common Stock”) of the Company into which the Series A Preferred Stock may convert into has been registered under the Securities Act of 1933, as amended (the “Federal Act”) or any state’s securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the representations made by Investor in this Agreement. Investor understands that the Company is relying upon Investor’s representations and agreements contained in this Agreement (and any supplemental information furnished by Investor, if any) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(b) Investor has such knowledge, skill and experience in business, financial and investment matters so that Investor is capable of evaluating the merits and risks of an investment in the Preferred Stock.

(c) Investor has made such independent investigation of the Company, its management, and related matters as the Investor deems to be necessary or advisable in connection with an investment in the Preferred Stock; and Investor has received all information and data which the Investor believes to be necessary in order to reach an informed decision as to the advisability of an investment in the Preferred Stock.

(d) Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Federal Act.

(e) Investor understands that the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock are “restricted securities” under applicable Federal securities laws and that the Federal Act and the rules of the Securities and Exchange Commission provide in substance that Investor may dispose of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock only pursuant to an effective registration statement under the Federal Act or an exemption from such registration, if available.

(f) Investor hereby confirms that Investor is acquiring the Preferred Stock for investment only and not with a view to or in connection with any resale or distribution of the Preferred Stock.

(g) Investor hereby confirms that its principal place of business is within the State of Virginia.

3.	The Company acknowledges, represents and warrants to the Investor as follows:

(a) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company other than the securities laws. The Preferred Stock has been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and none of such securities are or were at the time of issuance of any preemptive rights. The Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, will be, duly and validly issued, fully paid and nonassessable and free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company. The aggregate authorized capital stock of the Company immediately prior to the issuance of the Preferred Stock consists of one hundred twenty million (120,000,000) shares of Common Stock, of which, as of October 25, 2007, ninety-two million eight hundred forty-three thousand eight hundred sixty-seven (92,843,867) are currently issued and outstanding, and eight million (8,000,000) shares of preferred stock, of which none are issued and outstanding. The Certificate of Incorporation of the Company (including the rights, preferences and other terms of the Preferred Stock) and Bylaws of the Company are as set forth as Exhibits A and B hereto. There are no outstanding options or warrants to purchase any capital stock or any other security convertible into equity securities of the Company, except for the following:

(i) Under the 1996 Stock Option Plan, as amended (the “Plan”), fifteen million (15,000,000) shares of Common Stock are available to be purchased. As of September 30, 2007, the total number of options outstanding was eleven million twelve thousand nine hundred forty (11,012,940).

(ii) There are currently outstanding warrants to purchase six million nine hundred twenty-three thousand seven hundred forty-nine (6,923,749) shares of Common Stock.

(iii) Following the closing of the transactions contemplated by (A) this Agreement, and the issuance of the Preferred Stock to the Investor and (B) any refinancing transaction(s) with any person related to the Company’s Credit Agreement, with National City Bank, as Lender, dated as of July

28, 2000, the Subordinated Loan and Security Agreement, with The HillStreet Fund, L.P., as Lender, as dated as of July 28, 2000 (each as amended), in no event will Investor’s equity interest in the Company (calculated on a fully diluted basis, assuming conversion of all outstanding options, warrants, convertible securities and all derivative securities with an exercise price of $0.16 or less per share of Company Common Stock) be less than 49.5%.

(b) The Company is not an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(c) The Company is not a “dealer” as defined in the Securities Act nor a broker-dealer (or broker, dealer) as defined under any applicable state securities laws.

(d) The Company shall use the proceeds related to the sale of the Preferred Stock to Investor to retire certain debt obligations of the Company and for general corporate purposes.

4.	Limitation on Representations and Warranties. The representations and warranties made pursuant to Section 3 hereof are the sole representations and warranties of the Company.

5.	Survival of Representations and Warranties. The representations and warranties of the Company made pursuant to Section 3 hereof shall survive for a period of twenty-four (24) months from the date hereof when they shall terminate, unless notice in writing of breach thereof was given prior to termination, except that the representations and warranties in Sections 3(a) hereof shall survive indefinitely.

6.	Indemnification by Company. The Company agrees to indemnify, defend and hold the Investor harmless from and against any and all claims, demands, losses, expenses, costs, obligations, damages, liabilities and expense (including all costs, interest, penalties and reasonable attorneys fees) (collectively, “Losses”) which Investor may incur, suffer or sustain, which arise, result from or relate to any breach of or failure by Sellers to perform any of their representations, warranties, covenants or agreements under this Agreement (including such representations and warranties incorporated herein) or in any exhibit to this Agreement, as if any and all materiality and knowledge qualification provisions were not contained therein.

7.	Legend. Investor acknowledges and agrees that the certificate(s) evidencing the Preferred Stock will bear the a legend substantially similar to the following, until otherwise registered for re-sale:

THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS (THE “ACTS”) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE TRANSFER OF THESE SHARES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACTS.

8.	Amendment Investor and the Company acknowledge that the Company currently may not have sufficient shares of authorized Common Stock if the Preferred Stock were to be immediately converted. The Company covenants to take all reasonable efforts to amend its articles of incorporation to provide for adequate shares of Common Stock issuable upon conversion of the Preferred Stock. Investor agreed to vote for or consent to such amendment with respect to all shares of Common Stock and Preferred Stock owned by it.

9.	Registration Rights Investor and the Company are parties, among others, to that certain Shareholder and Registration Rights Agreement dated as of May 11, 2005 (the “Registration Rights Agreement”). The parties agree the Common Stock issuable upon conversion of the Preferred Stock shall be included as “Registrable Shares” under the terms of the Registration Rights Agreement.

10.	Purchase Right.

(a)	Definitions.

(i) “Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

(ii) “Common Stock issued and outstanding on a fully diluted basis” means, as of any date, the total number of shares of Common Stock which are issued and outstanding, plus the total number of shares of Common Stock which would be issued upon conversion, exercise and/or exchange of all outstanding securities of the Company which are convertible, exercisable and/or exchangeable, directly or indirectly, for shares of Common Stock.

(iii) “Excluded Securities” means (A) securities issued upon the conversion of shares of Series A Preferred Stock; (B) securities issued pursuant to an acquisition approved by the Board of Directors of the Company, of another corporation or other entity by merger, consolidation, purchase of substantially all of the assets or equity securities or otherwise; (C) up to an aggregate of 15,000,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes) issued under the Plan, or such greater number if approved by the Board of Directors and the Stockholders of the Company; (D) shares of Common Stock issued pursuant to a bona fide, firm commitment public offering; (E) securities issued upon the conversion, exercise or exchange of other securities outstanding on the date of this Agreement; or (F) securities issued in a stock split or stock dividend by the Company that is paid on a proportionate basis to all holders of the Company’s capital stock.

(iv) “New Securities” means (A) all equity securities of any kind or class issued by the Company after the date hereof and (B) rights of any kind to acquire, directly or indirectly (including, without limitation, by conversion, exchange or exercise, whether debt instrument or otherwise) any securities described in clause (A).

(v) “Pro Rata Share” means, with respect to Investor, a fraction, the numerator of which is the number of shares of Common Stock owned by Investor (including shares of Common Stock issuable upon conversion, exercise and/or exchange of shares of Series A Preferred Stock owned by Investor) on the Notice Date (as defined below) and the denominator of which is the total number of shares of Common Stock issued and outstanding on a fully diluted basis on the Notice Date.

(b) Subject to the terms and conditions of this Section 10, the Company hereby grants to Investor a right of first offer to purchase up to its Pro Rata Share of all New Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than Excluded Securities. Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate.

(c) If the Company proposes to issue any New Securities (other than Excluded Securities), it shall offer to sell to Investor its Pro Rata Share of such New Securities in accordance with the procedure set forth below:

(i) The Company shall give Investor a written notice (the “Offer Notice”). The date on which the Company gives the Offer Notice is hereinafter referred to as the “Notice Date.” The Offer Notice shall describe (A) the number of New Securities the Company has a bona fide intention to offer, sell or issue, (B) the price and terms and conditions upon which it proposes to offer such New Securities, and (C) Investor’s Pro Rata Share of the New Securities.

(ii) For a period of 20 days following the Notice Date (the “Acceptance Period”), Investor shall have the right to purchase (the “Purchase Right”), at the price and on the terms and conditions stated in the Offer Notice, up to Investor’s Pro Rata Share of the New Securities. If Investor who desires to exercise its Purchase Right, then it shall give written notice (the “Acceptance Notice”) to the Company within the Acceptance Period. The Acceptance Notice shall state that Investor desires to exercise its Purchase Right and the number of New Securities that Investor elects to purchase upon exercise of such Purchase Right up to Investor’s full Pro Rata Share. Failure by Investor to give the Acceptance Notice within the Acceptance Period shall be deemed, without any further action by the Company or Investor, the irrevocable waiver of Investor’s Purchase Right with respect to the New Securities set forth in the Offer Notice and any other securities issuable, directly or indirectly, upon conversion, exercise or exchange of such New Securities.

(d) Following the expiration of the Acceptance Period, the Company shall be entitled, during the period of 90 days following the expiration of the Acceptance Period (the “Unrestricted Period”), to sell to any person or entity up to the full amount of the New Securities set forth in the Offer Notice on the terms set forth in the Offer Notice, less the number of New Securities, if any, which Investor has elected to purchase upon exercise of its Purchase Right in accordance with Section 10(c) hereof (the “Remainder Securities”). The Company shall give ten (10) days’ prior written notice to Investor (if it has elected to purchase New Securities) of any such sale to a third party, which sale shall be at the price and upon terms and conditions no more favorable to the third party than those described in the Offer Notice. At and upon the closing, which shall include full payment to the Company, of the sale of such Remainder Securities to such third party, Investor shall purchase from the Company, and the Company shall sell to Investor, the New Securities elected to be purchased pursuant to Section 10(c) hereof on the terms specified in the Offer Notice. If the Company does not complete the sale of the Remainder Securities to any person or entity within the Unrestricted Period, the Purchase Right provided hereunder shall be deemed to be revived and such Remainder Securities shall not be offered unless first reoffered to Investor in accordance herewith. The exercise or non-exercise by Investor of its rights pursuant to this Section 10 shall be without prejudice to its rights under this Section 10 with respect to any future issuance of New Securities by the Company.

(e) Investor’s rights pursuant to this Section 10 shall automatically terminate upon a conversion of all shares of Series A Preferred Stock owned by Investor into Common Stock or as of such time that Investor shall cease to own beneficially or of record any shares of Series A Preferred Stock.

11.	Investor acknowledges that neither the Company nor any person acting on its behalf has offered or sold the Preferred Stock to Investor by any form of general solicitation, general or public media advertising or mass mailing.

12.	This Subscription Agreement shall be deemed to be a contract under the Laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio.

13.	Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14.	This Subscription Agreement is not transferable or assignable by Investor or the Company.

15.	This Subscription Agreement, and the Preferred Stock constitute the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

16.	This Subscription Agreement and the Preferred Stock shall only be binding upon a party (that is a signatory thereto) when executed by the parties thereto.

17.	This Subscription Agreement may be executed in counterparts, all of which shall constitute the same instrument.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, do hereby execute this Subscription Agreement as of this 17th day of December, 2007.

DPAC Technologies Corp.

By:	/s/ Steven D. Runkel
Name:	Steven D. Runkel
Title:	CEO

DEVELOPMENT CAPITAL VENTURES, L.P.

By:	DCC Operating, Inc., General Partner

By:	/s/ Donald L. Murfin
Name:	Donald L. Murfin
Title:	Exec. Vice President

Exhibit A

Certificate of Incorporation

Exhibit B

Bylaws